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                                                                   EXHIBIT 10.21

                           MODIFICATION AND AMENDMENT
                             TO EMPLOYMENT AGREEMENT


EFFECTIVE DATE:       January 1, 2000

PARTIES:              Sandra Campbell ("EXECUTIVE")

AND                   Assisted Living Concepts, Inc. ("ALC" or the "COMPANY")


                                    RECITALS:

A. On or about December 31, 1997, the parties entered into the Employment Agreement (the "AGREEMENT").

B. Pursuant to the Agreement, Executive was to receive a bonus on each anniversary date of the Agreement during the term of the Agreement (the "MANDATORY BONUS"). After the first anniversary, the Mandatory Bonus was to be in an amount of not less than $45,000.

C. Pursuant to the Agreement, Executive was to receive the other benefits made available to the Company's other senior executives. Other senior executives receive car allowances or payments on leases of their personal automobiles.

D. Company and Executive desire that the Mandatory Bonus be re-characterized as salary and, therefore, added to Executive's annual base salary effective January 1, 2000, and, further, that Executive be paid a car allowance, all as set forth in this Modification and Amendment to Employment Agreement ("MODIFICATION AND AMENDMENT").

       NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows:

                                   AGREEMENTS:

1. SECTION 4. (c) of the Agreement shall be modified and amended to delete references to the Mandatory Bonuses; consequently, the first sentence of SECTION
4. (c) shall be deleted in its entirety and replaced by the following sentence:
" Executive shall participate in all health, retirement, Company-paid insurance, sick leave, disability, expense reimbursement and other benefit programs which ALC makes available to any of its senior executives, and shall be eligible for bonuses in the discretion (as to bonuses) of the Board of Directors." The remainder of Section 4. (c) shall remain unmodified.

2. SECTION 4. (a) of the Agreement shall be deleted in its entirety and replaced by the following:

       "(a) ALC shall pay to Executive a base salary ("BASE SALARY") in an annual amount of not less than One Hundred Ninety Five Thousand Dollars ($195,000) per annum, paid in approximately equal installments at intervals in accordance with the then prevailing policy of the Company with respect to its senior executives generally, but in no event,


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       less frequently than monthly. ALC agrees to consider from time to time increases in such Base Salary in the discretion of the Board of Directors. Any increase, once granted by the Board of Directors, shall be deemed to automatically amend this Agreement to provide that thereafter Executive's Base Salary shall not be less than the annual amount to which the Base Salary has been increased."

3. ALC agrees to pay Executive a car allowance of at least $500 per month during the term of the Agreement.

4. Neither ALC or Executive intend either expressly or impliedly to waive any rights under the Agreement by agreeing to the terms and conditions hereunder.

5. Except as expressly modified and amended herein, the Agreement remains in full force and effect. In the event of any inconsistencies between this Modification and Amendment and the Agreement, this Modification and Amendment shall govern.

6. By executing this Modification and Amendment, each party agrees that he has read and fully understands this Modification and Amendment and has had the opportunity to and/or has consulted with legal counsel with regard to it.

       IN WITNESS WHEREOF, the parties hereto execute this Modification and Amendment on the date below written to be effective as of January 1, 2000.


"ALC" or the "COMPANY"                       "EXECUTIVE"

Assisted Living Concepts, Inc.               /s/ Sandra Campbell
                                             -----------------------------------
                                             Sandra Campbell, as an Individual
By: /s/ Keren Brown Wilson
    ------------------------------
                                             Date: 20 June, 2000
Its: President & CEO
    ------------------------------

Date: 21 July, 2000


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